Dror Ortho-Design, Inc. 8-K

Exhibit 99.2

DROR ORTHO-DESIGN LTD.

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

DROR ORTHO-DESIGN LTD

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Dror Ortho-design Ltd.

We have reviewed the accompanying balance sheet of Dror Ortho-design Ltd. as of March 31, 2023, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the three-month period then ended and a summary of significant accounting policies and other explanatory notes (collectively referred to as the “Financial Statements”) . These interim financial statements are the responsibility of the Company's management.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and is dependent upon external sources for financing its operations. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 1and 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

By: /s/ Barzily and Co.

BARZILY AND CO., CPA’s

Jerusalem, Israel, 2023

August 6, 2023

DROR ORTHO-DESIGN LTD

BALANCE SHEET

MARCH 31, 2023 AND DECEMBER 31, 2022

	March 31,	December 31,
	2023	2022
	Unaudited	Audited
ASSETS
Current Assets
Cash	$245,664	$1,039,059
Prepaid and other current assets	150,150	101,353
Total Current Assets	395,814	1,140,412

Noncurrent Assets
Property and equipment, net	2,831	2,998

TOTAL ASSETS	$398,645	$1,143,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	13,757	30,792
Accrued expenses	249,086	276,126
Founders claim accrual	—	240,000
Total Current Liabilities	262,843	546,918

Non-current Liabilities
Accrued severance	298	416
	298	416
Commitments and Contingencies
		—
Stockholders’ Equity

Series A-1 Preferred Shares NIS 0.01 par value, 75,000 authorized, 52,632 issued and outstanding at March 31, 2023 and December 31, 2022	141	141
Series A-2 Preferred Shares NIS 0.01 par value, 25,000 authorized, 14,921 issued and outstanding at March 31, 2023 and December 31, 2022	39	39
Series A-3 Preferred Shares NIS 0.01 par value, 25,000 authorized, 20,435 issued and outstanding at March 31, 2023 and December 31, 2022	52	52
Series A-4 Preferred Shares NIS 0.01 par value, 298,679 authorized, 35,072 issued and outstanding at March 31, 2023 and December 31, 2022	100	100
Series A-5 Preferred Shares NIS 0.01 par value, 150,000 authorized, 77,873 issued and outstanding at March 31, 2023 and December 31, 2022	246	246
Ordinary Shares NIS 0.01 par value, 1,476,321 authorized, 124,156 issued at March 31, 2023 and December 31, 2022 and 34,156 and 124,156 outstanding at March 31, 2023 and December 31, 2022	294	294
Treasury Shares NIS 0.01 par value, 90,000 and 0 at March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	10,763,058	10,758,026
Accumulated deficit	(10,628,426)	(10,162,822)
TOTAL STOCKHOLDERS’ EQUITY	135,504	596,076

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$398,645	$1,143,410

The accompany notes are an integral part of these financial statements

DROR ORTHO-DESIGN LTD

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Three months ended March 31,
	2023	2022
	Unaudited
Operating Expenses
Research and development expenses	240,392	134,790
General and administrative expenses	228,509	255,714
Total Operating Expenses	468,901	390,504

Operating Loss	(468,901)	(390,504)

Other Income/(Expense), net
Finance income/(expense)	3,297	(359)
Total Other Income/(Expense), net	3,297	(359)

Net Loss	$(465,604)	(390,863)

Preferred share dividends	(188,301)	(177,642)
Net loss attributable to Dror Ortho-Design ltd shareholders	(653,905)	(568,505)

Per-share data
Basic and diluted net loss per share	$(8.26)	(4.58)

Weighted average number of common shares outstanding basic and diluted	79,156	124,156

The accompany notes are an integral part of these financial statements

DROR ORTHO-DESIGN LTD

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Share Capital						Additional		Total
	Preferred Shares	Amount	Ordinary Shares	Amount	Treasury Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
	Unaudited
Balance as of December 31, 2022	200,933	$578	124,156	$294	—	—	$10,758,026	$(10,162,822)	$596,076
Return of founders shares to the Company as part of claim settlement	—	—	—	—	(90,000)	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	5,032	—	5,032
Net loss	—	—	—	—	—	—	—	(465,604)	(465,604)
Balance as of March 31, 2023	200,933	$578	124,156	294	(90,000)	—	10,763,058	(10,628,426)	135,504

	Unaudited
Balance as of December 31, 2021	200,933	$578	124,156	$294	—	—	$10,738,118	$(8,479,323)	$2,259,667
Share-based compensation	—		—	—	—	—	4,736		4,736
Net loss	—	—	—	—	—	—	—	(390,863)	(390,863)
Balance as of March 31, 2022	200,933	$578	124,156	$294	—	—	$10,742,854	$(8,870,186)	$1,873,540

The accompany notes are an integral part of these financial statements

DROR ORTHO-DESIGN LTD

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Three months ended March 31,
	2023	2022
	Unaudited
Cash flows from operating activities
Net loss	$(465,604)	$(390,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	167	168
Share-based compensation	5,032	4,736
Changes in operating assets and liabilities:
Prepaid and other current assets	(48,797)	(7,678)
Accounts payable	(27,035)	(6,485)
Accrued expenses	(17,040)	26,526
Accrued severance	(118)	(7,007)
Founders claim accrual	(240,000)	—

Net cash used in operating activities	(793,395)	(380,603)

Net change in cash	(793,395)	(380,603)

Cash beginning of period	1,039,059	2,556,237

Cash end of period	245,664	2,175,634

The accompany notes are an integral part of these financial statements

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS (Unaudited)

Note 1 – Organization and Basis of Presentation

Organization

Dror Ortho Design Ltd (“Dror” or the “Company”), was incorporated in May 2004 in the State of Israel. The Company began operations in December 2006. From commencement of operations through 2017, the Company was working on the development of their first product and had limited revenues. From 2018 and onwards, the Company has begun development of a new product, and has not yet reached the sales stage for that product. The Company’s activities include the development of orthodontic devices.

Basis of Presentation

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the financial statements presented herein have not been audited by an independent registered public accounting firm but include all material adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial condition, results of operations and cash flows for the for three-months ended March 31, 2023. However, these results are not necessarily indicative of results for any other interim period or for the year ended December 31, 2023. The preparation of financial statements in conformity with GAAP requires the Company to make certain estimates and assumptions for the reporting periods covered by the financial statements. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

The accompanying unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our financial statements for the year ended December 31, 2022.

Functional Currency

The Company accounts for foreign currency transactions pursuant to ASC 830, “Foreign Currency Matters”. The functional currency of the Company is the United States Dollars (“US$”) as the U.S. dollar is the currency of the primary economic environment in which the Company operates. The accompanying financial statements have been expressed in US$. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations. The exchange rate of the US Dollar to the Israeli Shekel was 3.615 and 3.519 as of March 31, 2023 and December 31, 2022, respectively.

Going Concern and Management’s Plans

The financial statements are presented on a going concern basis. The Company has not yet generated any material revenues, has suffered recurring losses from operations and is dependent upon external sources for financing its operations. As of March 31, 2023, the Company had net working capital of $132,971, stockholders’ equity of $135,504 and accumulated deficit of $10,628,426. The Company does not have profitable operations and generated minimal cash flows from operations. There is no assurance that profitable operations, if achieved, could be sustained on a continuing basis. Further, the Company’s future operations are dependent on the success of the Company’s efforts to raise additional capital, its research and commercialization efforts, regulatory approvals, and ultimately the market acceptance of the Company’s products. There is no assurance that the Company will be successful in raising these funds. These financial statements do not include adjustments that may result from the outcome of these uncertainties. See Note 14 regarding Management’s plans to these matters, including the funding of USD 5-6 million by investors via a reverse merger transaction.

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS (Unaudited)

Note 2 – Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents. As of both March 31, 2023 and December 31, 2022, the Company had no cash equivalents.

The Company’s cash is held with financial institutions in the United States and Israel. Account balances held in the Unites States may, at times, exceed the Federal Deposit Insurance Corporation (FDIC) insurance limit. As of March 31, 2023 and December 31, 2022, the Company had $0 and $643,658, respectively, in excess of the FDIC insurance limit. In Israel, commercial banks do not have government-sponsored deposit insurance. As of March 31, 2023 and December 31, 2022, the Company had $245,664 and $144,399, respectively, in Israeli financial institutions. The Company has not experienced any losses in such accounts with these financial institutions.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates or assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could vary from those estimates. Management utilizes various other estimates, including but not limited to determining the ability to continue as a going concern, estimated lives of long-lived assets, the valuation of stock compensation, the valuation allowance for deferred tax assets and other contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

Basic and Diluted Net Loss Per Ordinary Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic loss per ordinary share is computed by dividing the loss for the period applicable to ordinary shareholders, by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options, warrants and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical.

For the three months ended March 31, 2023 and 2022, the Company incurred net losses which cannot be diluted; therefore, basic and diluted loss per common share is the same. As of March 31, 2023 and 2022, shares issuable which could potentially dilute future earnings were as follows:

	March 31,
	2023	2022

Preferred Shares	200,933	200,933
Ordinary Warrants	5,700	5,700
Preferred Warrants	133,206	133,206
Stock Options	44,365	41,755
Shares excluded from the calculation of diluted loss per share	384,204	381,594

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS (Unaudited)

Fair value of financial instruments

Cash, prepaid expenses and other current assets, accounts payable and accrued liabilities are carried at, or approximate, fair value because of their short-term nature.

Recent Accounting Pronouncements

Guidance issued by the FASB during the current year is not expected to have a material effect on the Company’s financial statements. A variety of proposed or otherwise potential accounting standards are currently under consideration by standard setting organizations and regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect if any that the implementation of such proposed standards would have on the company’s financial statements.

Note 3 – Founders claim accrual:

The Company has recorded a provision in respect of a claim made against the Company by its founders. The claim related to amounts claimed mainly as a repayment of a loan and reimbursements. In January 2023, the Company signed an agreement with the founders, settling all outstanding claims at $240,000 as well as the transfer of all shares (90,000 ordinary shares with par value of NIS 0.01), held by the founders to the Company for no consideration. In February 2023, the Company paid the outstanding settlement amount and the founders shares were returned to the Company.

Note 4 – Commitments and Contingencies:

The Company partially financed their research and development expenditures under grant programs sponsored by the Israel Innovation Authority (“IIA”) of the Ministry of Economy and Industry (formerly the Office of Chief Scientist) for the support of research and development activities conducted in Israel. At the time the grants were received from the IIA, successful development of the related projects was not assured. In exchange for participation in the programs by the IIA, the Company agreed to pay 3% of total sales of products developed within the framework of these programs. The royalties will be paid up to a maximum amount equaling 100% of the grants provided by the IIA, linked to the dollar, bearing annual interest at a rate based on LIBOR. When the LIBOR is no longer used, this rate is expected to be adjusted to an equivalate one not yet determined by the IIA. The obligation to pay these royalties is contingent on actual sales of the products, and in the absence of such sales payment of royalties is not required. In some cases, the Government of Israel’s participation (through the IIA) is subject to export sales or other conditions. The maximum amount of royalties is increased in the event of production outside of Israel. The current contingent royalty obligation as of March 31, 2023 and December 31, 2022 is approximately $1.09 and $1.08 million, respectively.

Note 5 – Stockholders’ Equity

Ordinary Shares

Ordinary Shares rights in the Company including, without limitation, the right to receive notices of Shareholders’ meetings, to attend and vote at Shareholders’ meetings, to participate in distribution of dividends and to participate in distribution of surplus assets and funds in liquidation of the Company, but excluding and subject to the special rights which are expressly attached only to the Preferred Shares.

Treasury Shares

In February 2023, as part of the settlement agreement relating to a claim from the Company’s founders, the founders returned 90,000 Ordinary shares to the Company for no consideration.

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS (Unaudited)

Preferred Shares

The Preferred Shares confer on their holders all rights attached to the Ordinary Shares in the Company, and in addition bear the rights and restrictions below.

Each Preferred Share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary Shares, initially on a one-to-one basis, and as such conversion ratio may be adjusted in accordance with the provisions of the Articles of Association. In addition, each of the Preferred Shares shall automatically be converted into fully paid and non-assessable Ordinary Shares, in the event of (a) a qualified IPO; or (b) both the holders of at least 66% of the issued Preferred A-5 Shares and the holders of at least 66% of the issued Preferred Shares, voting as a single class.

If the Company issues any new equity securities for a consideration per share that is less than the original issue price of the Preferred A-5 Shares, the original issue price of the Preferred A-5 Shares shall be adjusted on a full ratchet basis through the issuance of additional Preferred A-5 Shares to the Preferred A-5 Shareholders.

In the event of any liquidation, prior and in preference to any distribution of any of the Company’s assets to holders of other Securities, the holders of Preferred Shares shall be entitled to receive, pro-rata, in preference to all other shareholders, an amount per Preferred Share then held by them equal to the applicable Original Issue Price as defined in the share purchase agreements.

Prior to and in preference to the distribution of any distributable proceeds to the holders of any class or series of shares of the Company, each of the holders of Preferred Shares shall be entitled to receive for each Preferred Share held by it, an amount equal to 6% of the applicable original issue price per annum, compounded and calculated from December 6, 2021, until the date of distribution of such distributable proceeds, less any amount actually paid to such holder as a dividend preference, prior to such distribution and thereafter according to the all Shareholders pro rata to their shareholdings in the Company (“Preferred dividend preference”).

As of March 31, 2022 and 2023, no dividends have been declared. Accrued preferred dividend preferences total approximately $958,000 and $770,000 at March 31, 2023 and December 31, 2022, respectively.

Equity Incentive Plan

The following table summarized the option activity for the periods ended March 31, 2023 and December 31, 2022:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
Options	Shares	Price	Term (in years)
Balance Outstanding, December 31, 2021	47,499	$30.91	8.74
Granted	2,610	14.15	9.42
Forfeited	—	—	—
Exercised	—	—	—
Expired	(5,744)	152.78	—
Balance Outstanding, December 31, 2022	44,365	$14.15	8.96
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—
Expired	—	—	—
Balance Outstanding, March 31, 2023	44,365	$14.15	8.71

Exercisable, March 31, 2023	13,918	$14.15	8.69

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS (Unaudited)

Stock-based compensation expense for the three months ended March 31, 2023 and 2022 amounted to $5,032 and $4,736, respectively and was recorded as part of general and administrative expenses. The fair value of stock options that vested during the three months ended March 31, 2023 and 2022 was $0 and $0, respectively. There were no option grants during the three months ended March 31, 2023 and 2022.

As of March 31, 2023, there was $34,926 of unrecognized compensation cost related to non-vested share-based compensation, which will be amortized over a weighted average period of 1.71 years.

Warrants

Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
Warrants	Shares	Price	Term
Balance Outstanding, December 31, 2021	138,915	$64.35	2.73
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—
Balance Outstanding, December 31, 2022	138,915	$64.35	1.73
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—
Balance Outstanding, March 31, 2023	138,915	$64.35	1.48

Exercisable, March 31, 2023	138,915	$64.35	1.48

The aggregate intrinsic value was calculated using the NIS 0.01 exercise price and the fair value of the underlying shares of $2.72. The aggregate intrinsic value relates to the ordinary warrants as the warrants to purchase Series A-4 Preferred Shares have no intrinsic value.

Note 6- Significant events

On March 26, 2023, the Company signed a term sheet with Novint Technologies Inc., a company traded on the OTCQB, (hereinafter - “Novint). According to the term sheet, Novint will purchase 100% of the Company’s equity, in exchange for the transfer of approximately 57% of Novint’s common shares, based on the amount of issued and outstanding shares, to the Company’s shareholders. All existing option holders in the Company will receive Novint options as part of the transaction. In addition, some of the A-5 preferred shareholders and other investors, will invest an amount of USD 5-6 million in Novint in exchange for approximately 30% of Novint shares, and warrants in the same amount as the shares to be issued. The warrants are exercisable within 5 years from the date of the merger plus an exercise of $0.033, in certain cases Novint will be able to buy back the options at a price of $0.0001 per. After the transaction, the Company will become a wholly owned subsidiary of Novint. The merger is conditional upon the signing of a contract and the completion of due diligence by Novint. If consummated, the transaction will be treated as a reverse merger.